UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2008

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) EVCI today announced that it received a letter, dated February 15, 2008, from The Nasdaq Stock Market indicating that for the last 30 consecutive trading days, EVCI’s common stock has not maintained a minimum market value of publicly held shares (“MVPHS”) of $1,000,000 as required by Marketplace Rule 4310 (c)(8)(B).

Nasdaq’s letter also indicated that EVCI has until May 15, 2008 to regain compliance. If, at anytime before May 15, 2008, the MVPHS of EVCI’s common stock is at least $1,000,000 for a minimum of 10 consecutive trading days, EVCI will regain compliance.

A failure to regain compliance could result in a delisting from The Nasdaq Capital Market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1*	Press release dated February 21, 2008

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*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: February 21, 2008	By:	/s/ Joseph D. Alperin
Name: Joseph D. Alperin
Title: General Counsel and Vice President for Corporate Affairs

Exhibit Index

Exhibit No.	Description of Exhibit

99.1*	Press release dated February 21, 2008
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*Filed herewith.